EXHIBIT 23.1

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                                                                  Peter Messineo
                                                     Certified Public Accountant
                                             1982 Otter Way Palm Harbor FL 34685
                                                              peter@cpa-ezxl.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1A2 is a part, of the report dated October 6, 2010 relative to the financial statements of mLight, Inc. as of September 30, 2010 and for the period September 3, 2010 (date of inception) through September 30, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.


/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
November 29, 2010